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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          SUBSIDIARY                          ORGANIZED UNDER LAWS OF
          ----------                          -----------------------

ABIOMED Cardiovascular, Inc.                         Delaware
ABIOMED R&D, Inc.                                    Delaware
Abiomed Research & Development, Inc.               Massachusetts
ABIOMED R&D, Inc.                                    Delaware
ABIODENT, Inc.                                       Delaware
ABD Holding Company, Inc.                            Delaware
ABIOMED B.V.                                        Netherlands
BeneCor Heart Systems, Inc.                          Michigan